Exhibit (4)

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made as of February 6, 2004, between Eaton Vance Series Trust II ("Eaton Vance Trust"), on behalf of Eaton Vance Tax-Managed Emerging Markets Fund, a segregated portfolio of assets ("series") thereof ("Acquiring Fund"), and PIMCO Funds: Multi-Manager Series ("PIMCO Trust"), on behalf of its PIMCO PPA Tax-Efficient Structured Emerging Markets Fund series ("Target"). (Acquiring Fund and Target are sometimes referred to herein individually as a "Fund" and collectively as the "Funds"; and Eaton Vance Trust and PIMCO Trust are sometimes referred to herein individually as an "Investment Company" and collectively as the "Investment Companies.") All agreements, representations, actions, and obligations described herein made or to be taken or undertaken by a Fund are made and shall be taken or undertaken by Eaton Vance Trust on behalf of Acquiring Fund and by PIMCO Trust on behalf of Target.

     The Investment Companies, each of which is a Massachusetts business trust, wish to effect a reorganization described in section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended ("Code"), and intend this Agreement to be, and adopt it as, a "plan of reorganization" within the meaning of the regulations under section 368 of the Code ("Regulations"). The reorganization will involve Target's changing its identity -- by converting from a series of PIMCO Trust to a series of Eaton Vance Trust -- by transferring its assets to Acquiring Fund (which is being established solely for the purpose of acquiring those assets and continuing Target's business) in exchange solely for voting shares of beneficial interest in Acquiring Fund ("Acquiring Fund Shares") and Acquiring Fund's assumption of Target's liabilities, followed by the distribution of those shares pro rata to the holders of shares of beneficial interest in Target ("Target Shares") constructively in exchange therefor, all on the terms and conditions set forth herein. (All such transactions are referred to herein as the "Reorganization.")

     Each of Target and Acquiring Fund currently has a single class of shares (designated Institutional Class shares and Class I shares, respectively), the rights, powers, privileges, and obligations of which are substantially similar.

     In consideration of the mutual promises contained herein, the parties agree as follows:

1.   PLAN OF REORGANIZATION
     ----------------------

     1.1. Target agrees to assign, sell, convey, transfer, and deliver all of its assets described in paragraph 1.2 ("Assets") to Acquiring Fund as of the Effective Time (as defined in paragraph 2.1). PIMCO Trust, on behalf of its series, PIMCO Structured Emerging Markets Fund (which holds bare legal title to the Nominee Account Securities, as described in paragraph 1.2, for the benefit and on behalf of Target, pursuant to the letter referred to in paragraph 1.2), agrees to assign, sell, convey, transfer, and deliver such title and all other right, title, and interest therein, to Acquiring Fund at the Effective Time. Acquiring Fund agrees in exchange therefor, at the Effective Time

     (a) to issue and deliver to Target the number of full and fractional (rounded to the third decimal place) Acquiring Fund Shares equal to the number of full and fractional (rounded to the third decimal place) Target Shares then outstanding, and

     (b) to assume all of Target's liabilities described in paragraph 1.3 ("Liabilities").

These  transactions  shall take place at the Closing  (as  defined in  paragraph
2.1).

     1.2. The Assets shall consist of all property Target owns -- including all cash, cash equivalents, securities, receivables (including interest and dividends receivable), claims and rights of action, rights to register shares under applicable securities laws, books and records (other than those required by applicable law to be maintained by PIMCO Trust, provided that PIMCO Trust shall deliver copies of such books and records to Eaton Vance Trust), deferred and prepaid expenses, and all Nominee Account Securities (as such term is defined in the Nominee Account Letter dated June 25, 2002 from PIMCO Trust on behalf of Target as accepted and agreed to by PIMCO Trust on behalf of its series, PIMCO Structured Emerging Markets Fund), each as shown as assets on Target's books at the Effective Time.

     1.3. The Liabilities shall consist of all of Target's liabilities, debts, obligations, and duties (other than liabilities arising pursuant to paragraph 10.1) of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not arising in the ordinary course of business, whether or not determinable at the Effective Time, and whether or not specifically referred to in this Agreement.

     1.4. At the Effective Time (or as soon thereafter as is reasonably practicable), Target shall distribute the Acquiring Fund Shares it receives pursuant to paragraph 1.1(a) to its shareholders of record, determined as of the Effective Time (each a "Shareholder" and, collectively, "Shareholders"), constructively in exchange for their Target Shares. That distribution, which shall constitute due delivery of those Acquiring Fund Shares, shall be accomplished by Eaton Vance Trust's transfer agent's opening accounts on Acquiring Fund's share transfer books in the Shareholders' names and transferring those Acquiring Fund Shares thereto. Each Shareholder's account shall be credited with the number of full and fractional (rounded to the third decimal place) Acquiring Fund Shares equal to the number of full and fractional (rounded to the third decimal place) Target Shares that Shareholder held at the Effective Time. All issued and outstanding Target Shares shall simultaneously be canceled on Target's share transfer books. Acquiring Fund shall not issue certificates representing the Acquiring Fund Shares issued in connection with the Reorganization.

     1.5. Any transfer taxes payable on issuance of Acquiring Fund Shares in a name other than that of the registered holder on Target's books at the Effective Time of the Target Shares constructively exchanged therefor shall be paid by the person to whom those Acquiring Fund Shares are to be issued, as a condition of that transfer.

     1.6. As soon as reasonably practicable after the distribution of the Acquiring Fund Shares pursuant to paragraph 1.4, but in all event within six months after the Effective Time, each of Target and PIMCO Structured Emerging Markets Fund shall be terminated as a series of PIMCO Trust and any further actions shall be taken in connection therewith as required by applicable law.

2.   CLOSING AND EFFECTIVE TIME
     --------------------------

     2.1. The Reorganization, together with related acts necessary to consummate the same ("Closing"), shall occur at the principal office of Eaton Vance Trust, located at The Eaton Vance Building, 255 State Street, Boston, Massachusetts 02109, on the date of this Agreement. All acts taking place at the Closing shall be deemed to take place simultaneously as of the close of business (i.e., 4:00 p.m., Eastern time) on the date hereof or at such other time as to which the Investment Companies may agree ("Effective Time").

     2.2 PIMCO Trust's custodian shall deliver at the Closing a certificate of an authorized representative verifying the information (including adjusted basis and holding period for federal income tax purposes, by lot) concerning the Assets, including all portfolio securities. PIMCO Trust's custodian shall deliver at the Closing a certificate of an authorized representative stating that (a) the Assets it holds will be transferred to Acquiring Fund's custodian as of the Effective Time and (b) all necessary taxes in conjunction with the delivery of the Assets, including all applicable federal and state stock transfer stamps and foreign transfer taxes, if any, have been paid or provision for payment has been made.

     2.3. PIMCO Trust shall deliver to Eaton Vance Trust at the Closing a list of the names and addresses of the Shareholders and the number of outstanding Target Shares each Shareholder owns, all as of the Effective Time, certified by PIMCO Trust's Secretary or an Assistant Secretary thereof. Eaton Vance Trust's transfer agent shall deliver at the Closing a certificate as to the opening on Acquiring Fund's share transfer books of accounts in the Shareholders' names. Eaton Vance Trust shall issue and deliver a confirmation to PIMCO Trust evidencing the Acquiring Fund Shares to be credited to Target (pursuant to paragraph 1.1(a)) at the Effective Time or provide evidence satisfactory to PIMCO Trust that those Acquiring Fund Shares have been credited to Target's account on Acquiring Fund's books; and as soon as practicable after receipt of the Shareholder list mentioned above, Eaton Vance Trust shall issue and deliver a confirmation to PIMCO Trust evidencing the Acquiring Fund Shares to be credited to the Shareholders (pursuant to paragraph 1.4) or provide evidence satisfactory to PIMCO Trust that those Acquiring Fund Shares have been credited to the Shareholders' accounts on Acquiring Fund's books.

     2.4. Eaton Vance Trust shall deliver to PIMCO Trust an Assumption of Liabilities, executed on Acquiring Fund's behalf, dated as of the Closing, in form and substance reasonably acceptable to PIMCO Trust and reflecting paragraph 1.1(b).

     2.5. Each Investment Company shall deliver to the other at the Closing (a) a certificate executed in its name by its President or any Vice President in form and substance reasonably satisfactory to the recipient and dated the Effective Time, to the effect that the representations and warranties it made in this Agreement are true and correct in all material respects at the Effective Time except as they may be affected by the transactions contemplated by this Agreement and (b) as reasonably requested by an Investment Company or its counsel, bills of sale, assumptions of liabilities, checks, assignments, stock certificates, receipts, and other documents each signed (to the extent applicable) by the President, Treasurer or any Vice President of the other Investment Company or an authorized person of the relevant service provider for that Investment Company.

3.   REPRESENTATIONS AND WARRANTIES
     ------------------------------

     3.1. PIMCO Trust, on behalf of Target, represents and warrants as follows:

     3.1.1. PIMCO Trust is a trust operating under a written declaration of trust, the beneficial interest in which is divided into transferable shares ("Business Trust"), that is duly organized and validly existing under the laws of The Commonwealth of Massachusetts; and a copy of its Second Amended and Restated Agreement and Declaration of Trust, as amended ("PIMCO Trust's Declaration"), is on file with the Secretary of State of The Commonwealth of Massachusetts. PIMCO Trust is qualified as a foreign association in every jurisdiction where required, except to the extent that failure to so qualify would not have a material adverse effect on PIMCO Trust or Target. PIMCO Trust has all necessary federal, state, and local authorizations to carry on Target's business as a series of an investment company and to carry out this Agreement;

     3.1.2. PIMCO Trust is duly registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"), and that registration is in full force and effect;

     3.1.3. Target is a duly established and designated series of PIMCO Trust;

     3.1.4. At the Closing, PIMCO Trust, on behalf of Target, will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer, and deliver the Assets free of any liens or other encumbrances (other than customary liens of custodians for fees and securities that are subject to "securities loans" as referred to in section 851(b)(2) of the Code); and on delivery and payment for the Assets, Acquiring Fund will acquire good and marketable title thereto;

     3.1.5. PIMCO Trust's current prospectus and statement of additional information with respect to Target, each as from time to time amended or supplemented (collectively, "PIMCO Prospectuses"), conform in all material respects to the applicable requirements of the Securities Act of 1933, as amended ("1933 Act"), and the 1940 Act and the rules and regulations thereunder and do not contain, with respect to Target, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

     3.1.6. Target is not in violation of, and the execution and delivery of this Agreement by PIMCO Trust, on behalf of Target, and consummation of the transactions contemplated hereby will not conflict with or violate, Massachusetts law or any provision of PIMCO Trust's Declaration or By-Laws or of any agreement, instrument, lease, or other undertaking to which PIMCO Trust (with respect to Target) is a party or by which it is bound or result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which PIMCO Trust (with respect to Target) is a party or by which it is bound, except as otherwise disclosed in writing to and consented to by Eaton Vance Trust, the consent of which shall not be unreasonably withheld;

     3.1.7. All material contracts and other commitments of or applicable to Target (other than this Agreement and investment contracts, including options, futures, and forward contracts) will be terminated, or provision for discharge of any liabilities of Target thereunder will be made, at or prior to the Effective Time, without either Fund's incurring any liability or penalty with respect thereto and without diminishing or releasing any rights Target may have had with respect to actions taken or omitted or to be taken by any other party thereto prior to the Closing, except as otherwise disclosed in writing to and consented to by Eaton Vance Trust, the consent of which shall not be unreasonably withheld;

     3.1.8. Except as otherwise disclosed in writing to and consented to by Eaton Vance Trust, the consent of which shall not be unreasonably withheld: (a) no legal, administrative, or other proceedings, or investigation of or before any court or governmental body is presently pending or (to PIMCO Trust's knowledge) threatened against PIMCO Trust with respect to Target or any of Target's properties or assets that, if adversely determined, would materially and adversely affect Target's financial condition or the conduct of its business; and (b) PIMCO Trust knows of no facts that might form the basis for the institution of any such litigation, proceeding, or investigation and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially or adversely affects its business or its ability to consummate the transactions contemplated hereby;

     3.1.9. The execution, delivery, and performance of this Agreement have been duly authorized as of the date hereof by all necessary action on the part of PIMCO Trust's board of trustees, which has made the determinations required by Rule 17a-8(a) under the 1940 Act; and assuming the due execution, delivery, and performance of this Agreement by Eaton Vance Trust, on behalf of Acquiring Fund, and subject to valid approval by Target's shareholders, this Agreement constitutes a valid and legally binding obligation of Target, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general principles of equity;

     3.1.10. No governmental consents, approvals, authorizations, or filings are required under the 1933 Act, the Securities Exchange Act of 1934, as amended, or the 1940 Act (collectively, "Federal Securities Laws") or any state (as used herein, including the District of Columbia and Puerto Rico) securities or blue sky laws (collectively, "State Securities Laws") for the execution or performance of this Agreement by PIMCO Trust, on behalf of Target, except for
(a) the filing with the Securities and Exchange Commission ("SEC") of a registration statement by Eaton Vance Trust on Form N-14 relating to the Acquiring Fund Shares issuable hereunder, and any supplement or amendment thereto ("Registration Statement"), including therein a prospectus/proxy statement ("Proxy Statement"), (b) the filing with the SEC of supplements to the PIMCO Prospectuses in connection with the Reorganization, and (c) such consents, approvals, authorizations, and filings as have been made or received or as may be required subsequent to the Effective Time (including under State Securities
Laws);

     3.1.11. On the effective date of the Registration Statement, at the time of the Shareholders' Meeting (as defined in paragraph 4.2), and at the Effective Time, the Proxy Statement will (a) comply in all material respects with the applicable provisions of the Federal Securities Laws and the rules and regulations thereunder and (b) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the foregoing shall not apply to statements in or omissions from the Proxy Statement made in reliance on and in conformity with information furnished by Eaton Vance Trust for use therein;

     3.1.12. Target incurred the Liabilities, which are associated with the Assets, in the ordinary course of its business; and there are no Liabilities other than liabilities disclosed or provided for in PIMCO Trust's financial statements referred to in paragraph 3.1.17 and liabilities Target incurred in the ordinary course of its business subsequent to June 30, 2003, or otherwise disclosed to Eaton Vance Trust, none of which has been materially adverse to Target's business, assets, or the results of its operations;

     3.1.13. Target is a "fund" as defined in section 851(g)(2) of the Code; it qualified for treatment as a regulated investment company under Subchapter M of the Code ("RIC") for each past taxable year since it commenced operations and will continue to meet all the requirements for that qualification for its current taxable year; the Assets will be invested at all times through the Effective Time in a manner that ensures compliance with the foregoing; and Target has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it;

     3.1.14. Target is not under the jurisdiction of a court in a "title 11 or similar case" (as defined in section 368(a)(3)(A) of the Code);

     3.1.15. During the five-year period ending at the Effective Time, (a) neither Target nor any person "related" (within the meaning of section 1.368-1(e)(3) of the Regulations) to Target will have acquired Target Shares, either directly or through any transaction, agreement, or arrangement with any other person, with consideration other than Acquiring Fund Shares or Target Shares, except for shares redeemed in the ordinary course of Target's business as a series of an open-end investment company as required by section 22(e) of the 1940 Act, and (b) no distributions will have been made with respect to Target Shares, other than normal, regular dividend distributions made pursuant to Target's historic dividend-paying practice and other distributions that qualify for the deduction for dividends paid (within the meaning of section 561 of the Code) referred to in sections 852(a)(1) and 4982(c)(1)(A) of the Code;

     3.1.16. Target's federal income tax returns, and all applicable state and local tax returns, for all taxable years through and including the taxable year ended June 30, 2003, have been timely filed and all taxes payable pursuant to those returns have been timely paid;

     3.1.17. PIMCO Trust's financial statements for the fiscal year ended June 30, 2003, which have been delivered to Eaton Vance Trust, fairly represent Target's financial position as of that date and the results of its operations and changes in its net assets for the fiscal year then ended;

     3.1.18. Not more than 25% of the value of Target's total assets (excluding cash, cash items, and U.S. government securities) is invested in the stock and securities of any one issuer, and not more than 50% of the value of such assets is invested in the stock and securities of five or fewer issuers;

     3.1.19. All issued and outstanding Target Shares are, and at the Effective Time will be, duly and validly issued and outstanding, fully paid, and non-assessable by PIMCO Trust and have been offered and sold in every state (including the District of Columbia) in compliance in all material respects with applicable registration requirements of the 1933 Act and State Securities Laws; all issued and outstanding Target Shares will, at the Effective Time, be held by the persons and in the amounts set forth in the certified list delivered pursuant to paragraph 2.3; and Target does not have outstanding any options, warrants, or other rights to subscribe for or purchase any Target Shares, nor is there outstanding any security convertible into any Target Shares; and

     3.1.20. Before January 1, 1997, PIMCO Trust claimed classification for federal tax purposes as an association taxable as a corporation and has not elected otherwise since.

     3.2. Eaton Vance Trust, on behalf of Acquiring Fund, represents and warrants as follows:

     3.2.1. Eaton Vance Trust is a Business Trust that is duly organized and validly existing under and by virtue of the laws of The Commonwealth of Massachusetts; and a copy of its Amended and Restated Declaration of Trust ("Eaton Vance Trust's Declaration") is on file with the Secretary of State of The Commonwealth of Massachusetts. Eaton Vance Trust is qualified as a foreign association in every jurisdiction where required, except to the extent that failure to so qualify would not have a material adverse effect on Eaton Vance Trust or Acquiring Fund. Eaton Vance Trust has all necessary federal, state, and local authorizations to carry on Acquiring Fund's business as a series of an investment company and to carry out this Agreement;

     3.2.2. Eaton Vance Trust is duly registered as an open-end management investment company under the 1940 Act, and that registration is in full force and effect;

     3.2.3. Before the Closing, Acquiring Fund will be a duly established and designated series of Eaton Vance Trust;

     3.2.4. Acquiring Fund has not commenced operations and will not do so until immediately after the Closing;

     3.2.5. Except for the Ownership Share issued pursuant to paragraph 5.7, there are no (a) issued and outstanding Acquiring Fund Shares, (b) options, warrants, or other rights to subscribe for or purchase any Acquiring Fund Shares, (c) securities convertible into any Acquiring Fund Shares, or (d) any other securities issued by Acquiring Fund;

     3.2.6. No consideration other than Acquiring Fund Shares (and Acquiring Fund's assumption of the Liabilities) will be issued in exchange for the Assets in the Reorganization;

     3.2.7. The Acquiring Fund Shares to be issued and delivered to Target hereunder will, at the Effective Time, have been duly authorized and, when issued and delivered as provided herein, will be duly and validly issued and outstanding shares of Acquiring Fund, fully paid and non-assessable by Eaton Vance Trust;

     3.2.8. The issuance of the Acquiring Fund Shares pursuant to this Agreement will be in compliance with all applicable Federal and State Securities Laws;

     3.2.9. Acquiring Fund is not in violation of, and the execution and delivery of this Agreement by Eaton Vance Trust, on behalf of Acquiring Fund, and consummation of the transactions contemplated hereby will not conflict with or violate, Massachusetts law or any provision of Eaton Vance Trust's Declaration or By-Laws or of any agreement, instrument, lease, or other undertaking to which Eaton Vance Trust (with respect to Acquiring Fund) is a party or by which it is bound or result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which Eaton Vance Trust (with respect to Acquiring Fund) is a party or by which it is bound, except as otherwise disclosed in writing to and consented to by PIMCO Trust, the consent of which shall not be unreasonably withheld;

     3.2.10. Except as otherwise disclosed in writing to and consented to by PIMCO Trust, the consent of which shall not be unreasonably withheld: (a) no legal, administrative, or other proceedings, or investigation of or before any court or governmental body is presently pending or (to Eaton Vance Trust's knowledge) threatened against Eaton Vance Trust with respect to Acquiring Fund or any of Acquiring Fund's properties or assets that, if adversely determined, would materially and adversely affect Acquiring Fund's financial condition or the conduct of its business; and (b) Eaton Vance Trust knows of no facts that might form the basis for the institution of any such litigation, proceeding, or investigation and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially or adversely affects its business or its ability to consummate the transactions contemplated hereby;

     3.2.11. Acquiring Fund has no known liabilities of a material nature, contingent or otherwise;

     3.2.12. The execution, delivery, and performance of this Agreement have been duly authorized as of the date hereof by all necessary action on the part of Eaton Vance Trust's board of trustees (together with PIMCO Trust's board of trustees, the "Boards"), which has made the determinations required by Rule 17a-8(a) under the 1940 Act; and, assuming the due execution, delivery, and performance of this Agreement by PIMCO Trust, on behalf of Target, this Agreement constitutes a valid and legally binding obligation of Acquiring Fund, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general principles of equity;

     3.2.13. No governmental consents, approvals, authorizations, or filings are required under the Federal Securities Laws or any State Securities Laws for the execution or performance of this Agreement by Eaton Vance Trust, on behalf of Acquiring Fund, except for (a) the filing with the SEC of the Registration Statement (and the Proxy Statement included therein) and (b) such consents, approvals, authorizations, and filings as have been made or received or as may be required subsequent to the Effective Time (including under State Securities
Laws);

     3.2.14. On the effective date of the Registration Statement, at the time of the Shareholders' Meeting, and at the Effective Time, the Registration Statement will (a) comply in all material respects with the applicable provisions of the Federal Securities Laws and the rules and regulations thereunder and (b) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the foregoing shall not apply to statements in or omissions from the Proxy Statement made in reliance on and in conformity with information furnished by PIMCO Trust for use therein;

     3.2.15. There are no material contracts outstanding to which Acquiring Fund is a party, other than this Agreement, the contracts, agreements, and plans referred to in paragraph 5.8, and any other contracts as are or will be disclosed in the Registration Statement;

     3.2.16. Acquiring Fund was established by the Board of Eaton Vance Trust in order to effect the Reorganization;

     3.2.17. Acquiring Fund will be a "fund" as defined in section 851(g)(2) of the Code; it will qualify for treatment as a RIC for the taxable year in which the Reorganization occurs; and it intends to continue to meet all the requirements for that qualification for the next taxable year;

     3.2.18. Acquiring Fund has no plan or intention to issue additional Acquiring Fund Shares following the Reorganization except for shares issued in the ordinary course of its business as a series of an open-end investment company; nor does Acquiring Fund, or any person "related" (within the meaning of section 1.368-1(e)(3) of the Regulations) to Acquiring Fund, have any plan or intention to acquire -- during the five-year period beginning at the Effective Time, either directly or through any transaction, agreement, or arrangement with any other person -- with consideration other than Acquiring Fund Shares, any Acquiring Fund Shares issued to the Shareholders pursuant to the Reorganization, except for redemptions in the ordinary course of such business as required by section 22(e) of the 1940 Act;

     3.2.19. Following the Reorganization, Acquiring Fund (a) will continue Target's "historic business" (within the meaning of section 1.368-1(d)(2) of the Regulations) and (b) will use a significant portion of Target's "historic business assets" (within the meaning of section 1.368-1(d)(3) of the
Regulations) in a business; in addition, Acquiring Fund (c) has no plan or intention to sell or otherwise dispose of any of the Assets, except for dispositions made in the ordinary course of that business and dispositions necessary to maintain its status as a RIC, and (d) expects to retain substantially all the Assets in the same form as it receives them in the Reorganization, unless and until subsequent investment circumstances suggest the desirability of change or it becomes necessary to make dispositions thereof to maintain such status;

     3.2.20. There is no plan or intention for Acquiring Fund to be dissolved or merged into another business (or a statutory) trust or a corporation or any "fund" thereof (as defined in section 851(g)(2) of the Code) following the Reorganization;

     3.2.21. During the five-year period ending at the Effective Time, neither Acquiring Fund nor any person "related" (within the meaning of section 1.368-1(e)(3) of the Regulations) to Acquiring Fund will have acquired Target Shares with consideration other than Acquiring Fund Shares;

     3.2.22. Assuming the truthfulness and correctness of the representation and warranty in paragraph 3.1.18, immediately after the Reorganization, (a) not more than 25% of the value of Acquiring Fund's total assets (excluding cash, cash items, and U.S. government securities) will be invested in the stock and securities of any one issuer and (b) not more than 50% of the value of such assets will be invested in the stock and securities of five or fewer issuers; and

     3.2.23. Before January 1, 1997, Eaton Vance Trust claimed classification for federal tax purposes as an association taxable as a corporation and has not elected otherwise since.

     3.3. Each Investment Company, on behalf of its Fund, represents and warrants to the other, as follows:

     3.3.1. The fair market value of the Acquiring Fund Shares each Shareholder receives will be approximately equal to the fair market value of its Target Shares it constructively surrenders in exchange therefor;

     3.3.2. Its management (a) is unaware of any plan or intention of Shareholders to redeem, sell, or otherwise dispose of (i) any portion of their Target Shares before the Reorganization to any person "related" (within the meaning of section 1.368-1(e)(3) of the Regulations) to either Fund or (ii) any portion of the Acquiring Fund Shares they receive in the Reorganization to any person "related" (within such meaning) to Acquiring Fund, (b) does not anticipate dispositions of those Acquiring Fund Shares at the time of or soon after the Reorganization to exceed the usual rate and frequency of dispositions of shares of Target as a series of an open-end investment company, (c) expects that the percentage of Shareholder interests, if any, that will be disposed of as a result of or at the time of the Reorganization will be de minimis, and (d) does not anticipate that there will be extraordinary redemptions of Acquiring Fund Shares immediately following the Reorganization;

     3.3.3. The Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization;

     3.3.4. There is no intercompany indebtedness between the Funds that was issued or acquired, or will be settled, at a discount;

     3.3.5. None of the compensation received by any Shareholder who is an employee of or service provider to Target will be separate consideration for, or allocable to, any of the Target Shares that Shareholder held; none of the Acquiring Fund Shares any such Shareholder receives will be separate consideration for, or allocable to, any employment agreement, investment advisory agreement, or other service agreement; and the compensation paid to any such Shareholder will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services;

     3.3.6. Immediately after consummation of the Reorganization, (a) the Shareholders will own all the Acquiring Fund Shares and will own such shares solely by reason of their ownership of the Target Shares immediately before the Reorganization and (b) Acquiring Fund will hold the same assets -- except for assets used to pay expenses, if any, incurred in connection with the Reorganization that are not Reorganization Expenses (as defined in paragraph 3.3.7) -- and be subject to the same liabilities that Target held or was subject to immediately before the Reorganization, plus any liabilities for the Funds' expenses incurred in connection with the Reorganization. Such excepted assets, together with the amount of all redemptions and distributions (other than regular, normal dividends) Target made immediately preceding the Reorganization, will, in the aggregate, constitute less than 1% of its net assets;

     3.3.7. Neither Fund will be reimbursed for any expenses incurred by it or on its behalf in connection with the Reorganization unless those expenses are solely and directly related to the Reorganization (determined in accordance with the guidelines set forth in Rev. Rul. 73-54, 1973-1 C.B. 187) ("Reorganization Expenses"); and

     3.3.8. The aggregate value of the acquisitions, redemptions, and distributions limited by paragraphs 3.1.15, 3.2.18, and 3.2.21 will not exceed 50% of the value (without giving effect to such acquisitions, redemptions, and distributions) of the proprietary interest in Target at the Effective Time.

4.   COVENANTS
     ---------

     4.1. PIMCO Trust covenants to operate Target's business in the ordinary course between the date hereof and the Closing, it being understood that (a) such ordinary course will include declaring and paying customary dividends and other distributions, honoring redemption, subscription, and exchange requests, and other changes in operations contemplated by its normal business activities and (b) Target will retain exclusive control of its investments until the Closing.

     4.2. PIMCO Trust covenants to call a meeting of Target's shareholders to consider and act on this Agreement ("Shareholders' Meeting") and to take all other action necessary to obtain approval of the transactions contemplated hereby.

     4.3. PIMCO Trust covenants that the Acquiring Fund Shares to be delivered hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms hereof.

     4.4. PIMCO Trust covenants that it will assist Eaton Vance Trust in obtaining information Eaton Vance Trust reasonably requests concerning the beneficial ownership of Target Shares to the extent such requests comply with PIMCO Trust's policies and procedures regarding the privacy of consumer information.

     4.5. PIMCO Trust covenants that its books and records relating to Target required to be maintained under the 1940 Act and the rules and regulations thereunder will be turned over to Eaton Vance Trust at the Closing, except for those required by applicable law to be maintained by PIMCO Trust, in which case, PIMCO Trust shall deliver copies of such books and records to Eaton Vance Trust.

     4.6. Each Investment Company covenants to cooperate in preparing the Proxy Statement in compliance with applicable federal and State Securities Laws.

     4.7. Each Investment Company covenants that it will, from time to time, as and when requested by the other Investment Company, execute and deliver or cause to be executed and delivered all assignments and other instruments, and will take or cause to be taken further action, the other Investment Company may deem necessary or desirable to vest in, and confirm to, (a) Acquiring Fund, title to and possession of all the Assets, and (b) Target, title to and possession of the Acquiring Fund Shares to be delivered hereunder and Acquiring Fund's assumption of the Liabilities, and otherwise to carry out the intent and purpose hereof.

     4.8. Eaton Vance Trust covenants to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and State Securities Laws it deems appropriate to continue its operations after the Effective Time.

     4.9. Subject to this Agreement, each Investment Company covenants to take or cause to be taken all actions, and to do or cause to be done all things, reasonably necessary, proper, or advisable to consummate and effectuate the transactions contemplated hereby.

5.   CONDITIONS PRECEDENT
     --------------------

     Each Investment Company's obligations hereunder shall be subject to (a) the other Investment Company's performance of all its obligations to be performed hereunder at or before the Effective Time, (b) all representations and warranties of the other Investment Company contained herein being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated hereby, as of the Effective Time, with the same force and effect as if made at and as of the Effective Time, and
(c) the following further conditions that, at or before the Effective Time:

     5.1. This Agreement and the transactions contemplated hereby shall have been duly adopted and approved by each Board and shall have been approved by Target's shareholders in accordance with PIMCO Trust's Declaration and By-Laws and applicable law.

     5.2. All necessary filings shall have been made with the SEC and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the parties to carry out the transactions contemplated hereby. The Registration Statement shall have become effective under the 1933 Act; no stop orders suspending the effectiveness thereof shall have been issued; to the best knowledge of the Investment Companies, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened, or contemplated; and the SEC shall not have issued an unfavorable report with respect to the Reorganization under section 25(b) of the 1940 Act nor instituted any proceedings seeking to enjoin consummation of the transactions contemplated hereby under section 25(c) of the 1940 Act. All consents, orders, and permits of federal, state, and local regulatory authorities (including the SEC and state securities authorities) deemed reasonably necessary by either Investment Company to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain same would not involve a risk of a material adverse effect on either Fund's assets or properties, provided that either Investment Company may for itself waive any of such conditions.

     5.3. At the Effective Time, no action, suit, or other proceeding shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit, or to obtain damages or other relief in connection with, the transactions contemplated hereby.

     5.4. PIMCO Trust shall have received an opinion of Deidre E. Walsh, Esq., Vice President - Legal of Eaton Vance Management ("EV Counsel"), dated the day of the Closing, substantially to the effect that:

     5.4.1. Acquiring Fund is a duly established series of Eaton Vance Trust, an unincorporated voluntary association validly existing under and by virtue of the laws of The Commonwealth of Massachusetts with power under Eaton Vance Trust's Declaration to own all its properties and assets and, to the knowledge of EV Counsel, to carry on its business as presently conducted;

     5.4.2. This Agreement (a) has been duly authorized, executed, and delivered by Eaton Vance Trust on behalf of Acquiring Fund and (b) assuming Target's compliance with Paragraph 3.1.11 of this Agreement, and due authorization, execution, and delivery of this Agreement by PIMCO Trust on behalf of Target, is a valid and legally binding obligation of Eaton Vance Trust with respect to Acquiring Fund, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting the enforcement of creditors' rights and by general principles of equity;

     5.4.3. The Acquiring Fund Shares to be issued and distributed to the Shareholders under this Agreement, assuming their due delivery as contemplated by this Agreement, are duly authorized, and upon such delivery will be validly issued and outstanding and will be fully paid and non-assessable by Eaton Vance Trust and Acquiring Fund, and no shareholder of Acquiring Fund has any preemptive right to subscription or purchase in respect thereof;

     5.4.4. The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, materially violate Eaton Vance Trust's Declaration or By-Laws or any provision of any agreement attached as an exhibit to Eaton Vance Trust's Registration Statement on Form N-1A to which Eaton Vance Trust (with respect to Acquiring Fund) is a party or by which it is bound or (to the knowledge of EV Counsel, without any independent inquiry or investigation) result in the acceleration of any obligation, or the imposition of any penalty, under any such agreement or any judgment or decree known to EV Counsel (without any independent inquiry or investigation) to which Eaton Vance Trust (with respect to Acquiring Fund) is a party or by which it is bound, except as set forth in that opinion or as otherwise disclosed in writing to and accepted by PIMCO Trust;

     5.4.5. To the knowledge of EV Counsel (without any independent inquiry or investigation), no consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Eaton Vance Trust (on behalf of Acquiring Fund) of the transactions contemplated herein, except those obtained under the Federal Securities Laws and those that may be required under State Securities Laws; and

     5.4.6. Eaton Vance Trust is registered with the SEC as an investment company, and to the knowledge of EV Counsel (without any independent inquiry or investigation) no order has been issued or proceeding instituted to suspend that registration.

     In addition, PIMCO Trust shall have received an opinion of EV Counsel relating to legal proceedings in such form and covering such matters as may be agreed upon by PIMCO Counsel and EV Counsel.

     In rendering the foregoing opinions, EV Counsel may (1) make assumptions regarding the authenticity, genuineness, and/or conformity of documents and copies thereof without independent verification thereof, (2) limit the opinions to the laws of The Commonwealth of Massachusetts and the United States of America (but not the blue sky laws of any jurisdiction, including those of The Commonwealth of Massachusetts), and (3) rely on certain factual representations made by Eaton Vance Trust and its service providers.

     5.5. Eaton Vance Trust shall have received an opinion of Ropes & Gray LLP ("PIMCO Counsel"), dated the day of the Closing, substantially to the effect that:

     5.5.1. Target is a duly established series of PIMCO Trust, an unincorporated voluntary association validly existing under and by virtue of the laws of The Commonwealth of Massachusetts with power under PIMCO Trust's Declaration to own all its properties and assets and, to the knowledge of PIMCO Counsel, to carry on its business as presently conducted;

     5.5.2. This Agreement (a) has been duly authorized, executed, and delivered by PIMCO Trust on behalf of Target and (b) assuming Acquiring Fund's compliance with Paragraph 3.2.14 of this Agreement, and due authorization, execution, and delivery of this Agreement by Eaton Vance Trust on behalf of Acquiring Fund, is a valid and legally binding obligation of PIMCO Trust with respect to Target, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting the enforcement of creditors' rights and by general principles of equity;

     5.5.3. The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, materially violate PIMCO Trust's Declaration or By-Laws or any provision of any agreement attached as an exhibit to PIMCO Trust's Registration Statement on Form N-1A to which PIMCO Trust (with respect to Target) is a party or by which it is bound or (to the knowledge of PIMCO Counsel, without any independent inquiry or investigation) result in the acceleration of any obligation, or the imposition of any penalty, under any such agreement or any judgment or decree known to PIMCO Counsel (without independent inquiry or investigation) to which PIMCO Trust (with respect to Target) is a party or by which it is bound, except as set forth in that opinion or as otherwise disclosed in writing to and accepted by Eaton Vance Trust, it being understood that with respect to investment restrictions contained in the PIMCO Trust's Declaration, By-Laws or Prospectuses, PIMCO Counsel may rely upon a certificate of an officer of PIMCO Trust whose responsibility it is to advise PIMCO Trust and Target with respect to such matters;

     5.5.4. To the knowledge of PIMCO Counsel (without any independent inquiry or investigation), no consent, approval, authorization, or order of any court or governmental authority is required for the consummation by PIMCO Trust (on behalf of Target) of the transactions contemplated herein, except those obtained under the Federal Securities Laws and those that may be required under State Securities Laws; and

     5.5.5. PIMCO Trust is registered with the SEC as an investment company, and to the knowledge of PIMCO Counsel (without any independent inquiry or investigation) no order has been issued or proceeding instituted to suspend that registration.

     In addition, EV Trust shall have received an opinion of PIMCO Counsel relating to legal proceedings in such form and covering such matters as may be agreed upon by PIMCO Counsel and EV Counsel.

     In rendering the foregoing opinions, PIMCO Counsel may (1) make assumptions regarding the authenticity, genuineness, and/or conformity of documents and copies thereof without independent verification thereof, (2) limit the opinions to the laws of The Commonwealth of Massachusetts and the United States of America (but not the blue sky laws of any jurisdiction, including those of The Commonwealth of Massachusetts), and (3) rely on certain factual representations made by PIMCO Trust and its service providers.

     5.6. Each Investment Company shall have received an opinion of Kirkpatrick & Lockhart LLP ("Tax Counsel"), addressed to and in form and substance reasonably satisfactory to it, as to the federal income tax consequences mentioned below ("Tax Opinion"). In rendering the Tax Opinion, Tax Counsel may rely as to factual matters, exclusively and without independent verification, on the representations and warranties made in this Agreement, which Tax Counsel may treat as representations and warranties made to it, and in separate letters addressed to Tax Counsel and the certificates delivered pursuant to paragraph
2.4. The Tax Opinion shall be substantially to the effect that, based on the facts and assumptions stated therein and conditioned on consummation of the Reorganization in accordance with this Agreement, for federal income tax purposes:

     5.6.1. Acquiring Fund's acquisition of the Assets in exchange solely for Acquiring Fund Shares and Acquiring Fund's assumption of the Liabilities, followed by Target's distribution of those shares pro rata to the Shareholders constructively in exchange for their Target Shares, will qualify as a "reorganization" (as defined in section 368(a)(1)(F) of the Code), and each Fund will be "a party to a reorganization" (within the meaning of section 368(b) of the Code);

     5.6.2. Target will recognize no gain or loss on the transfer of the Assets to Acquiring Fund in exchange solely for Acquiring Fund Shares and Acquiring Fund's assumption of the Liabilities or on the subsequent distribution of those shares to the Shareholders in constructive exchange for their Target Shares;

     5.6.3. Acquiring Fund will recognize no gain or loss on its receipt of the Assets in exchange solely for Acquiring Fund Shares and its assumption of the Liabilities;

     5.6.4. Acquiring Fund's basis in each Asset will be the same as Target's basis therein immediately before the Reorganization, and Acquiring Fund's holding period for each Asset will include Target's holding period therefor;

     5.6.5. A Shareholder will recognize no gain or loss on the constructive exchange of all its Target Shares solely for Acquiring Fund Shares pursuant to the Reorganization;

     5.6.6. A Shareholder's aggregate basis in the Acquiring Fund Shares it receives in the Reorganization will be the same as the aggregate basis in its Target Shares it constructively surrenders in exchange for those Acquiring Fund Shares, and its holding period for those Acquiring Fund Shares will include, in each instance, its holding period for those Target Shares, provided the Shareholder held them as capital assets at the Effective Time; and

     5.6.7. For purposes of section 381 of the Code, Acquiring Fund will be treated as if there had been no Reorganization. Accordingly, the Reorganization will not result in the termination of Target's taxable year, Target's tax attributes enumerated in section 381(c) of the Code will be taken into account by Acquiring Fund as if there had been no Reorganization, and the part of Target's taxable year before the Reorganization will be included in Acquiring Fund's taxable year after the Reorganization.

     Notwithstanding subparagraphs 5.6.2 and 5.6.4, the Tax Opinion may state that no opinion is expressed as to the effect of the Reorganization on the Funds or any Shareholder with respect to any Asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting.

     5.7. Before the Closing, Eaton Vance Trust's Board shall have authorized the issuance of, and Acquiring Fund shall have issued, one Acquiring Fund Share ("Ownership Share") to Eaton Vance Management or an affiliate thereof in consideration of the payment of $10.00 to vote on the management contract and investment sub-advisory contract referred to in paragraph 5.8. After such vote, but in any event prior to the Closing, the Ownership Share will be redeemed for the same amount.

     5.8. Eaton Vance Trust (on behalf of and with respect to Acquiring Fund) shall have entered into, or adopted, as appropriate, a management contract, investment sub-advisory contract, and other agreements and plans necessary for Acquiring Fund's operation as a series of an open-end investment company. Each such contract and agreement shall have been approved by Eaton Vance Trust's Board and, to the extent required by law (as interpreted by SEC staff positions), by such of the Board members who are not "interested persons" (as defined in the 1940 Act) thereof and by Eaton Vance Management or its affiliate as Acquiring Fund's sole shareholder.

     5.9. That the shareholders of Target, by approving this Agreement pursuant to paragraph 5.1, shall have acknowledged Acquiring Fund's investment objective, fundamental investment policies, and investment advisory arrangement.

     5.10. At any time before the Closing, either Investment Company may waive any of the foregoing conditions (except that set forth in paragraph 5.1) if, in the judgment of its Board, that waiver will not have a material adverse effect on its Fund's shareholders' interests.

6.   BROKERAGE FEES AND EXPENSES
     ---------------------------

     6.1. Each Investment Company represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

     6.2. Eaton Vance Management agrees that it will bear and promptly pay any and all Reorganization Expenses incurred by the Funds (including all brokerage commissions, dealer mark-ups, transfer taxes, and similar expenses incurred by Target in connection with the Reorganization).

7.   ENTIRE AGREEMENT; NO SURVIVAL
     -----------------------------

     Neither party has made any representation, warranty, or covenant not set forth herein, and this Agreement constitutes the entire agreement between the parties. Except as indicated below, the representations, warranties, and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall not survive the Closing. The covenants to be performed after the Closing on behalf of Target and Acquiring Fund in paragraphs 10.1 and 10.2, respectively, shall survive the Closing.

8.   TERMINATION OF AGREEMENT
     ------------------------

     This Agreement may be terminated at any time at or prior to the Effective Time, whether before or after approval by Target's shareholders:

     8.1. By either Investment Company (a) in the event of the other Investment Company's material breach of any representation, warranty, or covenant contained herein to be performed at or prior to the Effective Time, (b) if a condition to its obligations has not been met and it reasonably appears that such condition will not or cannot be met, (c) if a governmental body issues an order, decree, or ruling having the effect of permanently enjoining, restraining, or otherwise prohibiting the consummation of the Reorganization, or (d) if the Closing has not occurred on or before April 30, 2004; or

     8.2. By the Investment Companies' mutual agreement.

     In the event of termination under paragraphs 8.1(b), (c) or (d) or 8.2, there shall be no liability for damages on the part of either Investment Company, or their trustees or officers, to the other Investment Company.

9.   AMENDMENT
     ---------

     This Agreement may be amended, modified, or supplemented at any time, notwithstanding approval thereof by Target's shareholders, in any manner mutually agreed on in writing by the parties; provided that following that approval no such amendment shall have a material adverse effect on the Shareholders' interests.

10.  INDEMNIFICATION
     ---------------

     10.1. Target shall indemnify and hold harmless, out of the assets of Target (which shall be deemed to include the part of the assets of Acquiring Fund represented by the Acquiring Fund Shares following the Effective Time), Eaton Vance Trust and the trustees and officers of Easton Vance Trust (collectively, for purposes of this paragraph 10.1, "Indemnified Parties") against any and all expenses, losses, claims, damages, and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit, or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to PIMCO Trust or Target contained in this Agreement or the Registration Statement or any amendment or supplement to any of the foregoing, or arising out of or based upon the omission or alleged omission to state in any of the foregoing a material fact relating to PIMCO Trust or Target required to be stated therein or necessary to make the statements relating to PIMCO Trust or Target therein not misleading, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit, or proceeding, or threatened claim, action, suit, or proceeding, made with the consent of PIMCO Trust or Target. An Indemnified Party will notify PIMCO Trust (and Target if before the Effective Time) in writing within ten days after the receipt by such Indemnified Party of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this paragraph 10.1. Target shall be entitled to participate at its own expense in the defense of any claim, action, suit, or proceeding covered by this paragraph 10.1, or, if it so elects, to assume at its expense by counsel satisfactory to such Indemnified Party the defense of any such claim, action, suit, or proceeding, and if Target elects to assume such defense, such Indemnified Party shall be entitled to participate in the defense of any such claim, action, suit, or proceeding at its, his, or her own expense. Target's obligation under this paragraph 10.1 to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that Target will pay in the first instance any expenses, losses, claims, damages, and liabilities required to be paid by it under this paragraph 10.1 without the necessity of the Indemnified Parties' first paying the same.

     10.2. Acquiring Fund shall indemnify and hold harmless, out of the assets of Acquiring Fund, PIMCO Trust and the trustees and officers of PIMCO Trust (collectively, for purposes of this paragraph 10.2, "Indemnified Parties") against any and all expenses, losses, claims, damages, and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit, or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to Eaton Vance Trust or Acquiring Fund contained in this Agreement or the Registration Statement or any amendment or supplement to any of the foregoing, or arising out of or based upon the omission or alleged omission to state in any of the foregoing a material fact relating to Eaton Vance Trust or Acquiring Fund required to be stated therein or necessary to make the statements relating to Eaton Vance Trust or Acquiring Fund therein not misleading, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit, or proceeding, or threatened claim, action, suit, or proceeding, made with the consent of Eaton Vance Trust or Acquiring Fund. An Indemnified Party will notify Eaton Vance Trust and Acquiring Fund in writing within ten days after the receipt by such Indemnified Party of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this paragraph 10.2. Acquiring Fund shall be entitled to participate at its own expense in the defense of any claim, action, suit, or proceeding covered by this paragraph 10.2, or, if it so elects, to assume at its expense by counsel satisfactory to such Indemnified Party the defense of any such claim, action, suit, or proceeding, and if Acquiring Fund elects to assume such defense, such Indemnified Party shall be entitled to participate in the defense of any such claim, action, suit, or proceeding at its, his, or her own expense. Acquiring Fund's obligation under this paragraph
10.2 to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that Acquiring Fund will pay in the first instance any expenses, losses, claims, damages, and liabilities required to be paid by it under this paragraph 10.2 without the necessity of the Indemnified Parties' first paying the same.

11.  RULE 145
     --------

     If, notwithstanding paragraph 1.4, Acquiring Fund issues any share certificates in connection with the Reorganization, then pursuant to Rule 145 under the 1933 Act, Acquiring Fund will, in connection with the issuance of any Acquiring Fund Shares to any person who at the time of the Reorganization is deemed to be an affiliate of a party to the transaction pursuant to Rule 145(c), cause to be affixed upon any certificate(s) issued to such person (if any) a legend as follows:

     "THESE SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT TO EATON VANCE TAX-MANAGED EMERGING MARKETS FUND OR ITS PRINCIPAL UNDERWRITER UNLESS
     (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (II) IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE FUND SUCH REGISTRATION IS NOT REQUIRED."

and, further, Acquiring Fund will issue stop transfer instructions to its transfer agent with respect to such shares. Target will provide Acquiring Fund as of the Effective Time with the name of any Shareholder who is to the knowledge of Target an affiliate of Target at such time.

12.  COVENANTS, ETC. DEEMED MATERIAL
     -------------------------------

     All covenants, agreements, representations, and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

13.  NOTICES
     -------

     Any notice, report, statement, or demand required or permitted by any provision of this Agreement shall be in writing and shall be given personally or by prepaid telegraph, telecopy, or certified mail addressed to Eaton Vance Trust at The Eaton Vance Building, 255 State Street, Boston, MA 02109, and to PIMCO Trust at 800 Newport Center Drive, Newport Beach, CA 92660.

14.  MISCELLANEOUS
     -------------

     a. This Agreement shall be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts; provided that, in the case of any conflict between those laws and the federal securities laws, the latter shall govern.

     b. This Agreement shall be binding upon an inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by either party without the prior written consent of the other party. Nothing expressed or implied herein is intended or shall be construed to confer on or give any person, firm, trust, or corporation other than the parties and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

     c. Each Investment Company acknowledges that the other is a Business Trust organized in series form. This Agreement is executed by Eaton Vance Trust on behalf of Acquiring Fund and by its trustees and/or officers in their capacity as such, and not individually. Eaton Vance Trust's obligations under this Agreement are not binding on or enforceable against any of its trustees, officers, or shareholders but are only binding on and enforceable against the assets and property of Acquiring Fund and no other series thereof, and a trustee of Eaton Vance Trust shall not be personally liable hereunder to PIMCO Trust or its trustees or shareholders for any act, omission, or obligation of Eaton Vance Trust or any other trustee thereof. Eaton Vance Trust agrees that, in asserting any rights or claims under this Agreement on behalf of Acquiring Fund, it shall look only to Target's assets and property in settlement of those rights and claims and not to the trustees, officers, or shareholders thereof.

     d. A copy of the PIMCO Trust's Declaration is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the trustees of PIMCO Trust on behalf of Target as trustees and not individually and that the obligations of this instrument are not binding upon any of the trustees, officers, or shareholders of PIMCO Trust individually but are binding only upon the assets and property of Target. PIMCO Trust agrees that, in asserting any rights or claims under this Agreement on behalf of Target, it shall look only to Acquiring Fund's assets and property in settlement of those rights and claims and not to the trustees, officers, or shareholders thereof.

     e. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been executed by each Investment Company and delivered to the other party. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.



                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, each party has caused this Agreement to be executed and delivered by its duly authorized officer as of the day and year first written above.


                                EATON VANCE SERIES TRUST II, on behalf of
                                Eaton Vance Tax-Managed Emerging Markets Fund



                                By:     /s/ Michael W. Weilheimer
                                        ---------------------------------------
                                        Michael W. Weilheimer
                                        President



                                PIMCO FUNDS:  MULTI-MANAGER SERIES, on
                                behalf of PIMCO PPA Tax-Efficient Structured
                                Emerging Markets Fund



                                By:     /s/ Newton B. Schott, Jr.
                                        ---------------------------------------
                                        Newton B. Schott, Jr.
                                        President



Agreed and accepted as to Section  6.2 only:
Eaton Vance Management



By:     /s/ Bryan J. Doddy
        ---------------------------------------
        Bryan J. Doddy
        Vice President